EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Roland B. Cortes and
Donald B. Witmer, and each of them, for so long as they remain employed by NetLogic Microsystems, Inc.
(the "Company"), as the undersigned's true and lawful attorney-in-fact (each an "Attorney-in-Fact") to:

1. Execute for and on behalf of the undersigned, Schedule 13G filed with the Securities and
Exchange Commission (the "SEC") by the undersigned in accordance with Section 13(g) ("Section 13(g)")
of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder with respect to the undersigned's beneficial ownership of securities of the Company (each, a "Schedule 13G");

2. Execute for and on behalf of the undersigned, Forms 3, 4 and 5 filed with the SEC by the undersigned in accordance with Section 16(a) of the Exchange Act ("Section 16(a)") and the rules thereunder with respect to changes in the undersigned's beneficial ownership of securities of the Company (each, a
"Section 16 Form");

3. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any Schedule 13G or Section 16 Form and timely file such Schedule 13G or Section 16 Form with the SEC and any stock exchange or similar authority; and

4. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in his discretion.

The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-
Fact, or such Attorney-in-Fact's substitute, shall lawfully do or cause to be done by virtue of this Power of
 Attorney and the rights and powers herein granted. The undersigned acknowledges that (i) neither Attorney-in-Fact, in exercising his authority under this Power of Attorney, shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the undersigned's heirs, personal representatives, successors or assigns related to or arising out of the obligations of the undersigned to comply with Section 13(g) or Section 16(a); (ii) neither the Attorney-in-Fact nor the Company is assuming responsibility for the filing of any Schedule 13G or Section 16
Form or any other filing required to be filed by the undersigned under Section 13(g), Section 16(a) or otherwise;
and (iii) the filing of any form or schedule required to be filed by the undersigned under Section 13(g) or Section 16(a)
is the undersigned's responsibility.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13G or Section 16 Forms, unless earlier revoked by the undersigned in a signed writing delivered to each Attorney-in-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
22nd day of July, 2004.

/s/ Norman Godinho

Name: Norman Godinho

SF/21568247.2